UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 29, 2005
 Date of Report (date of earliest event reported)

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28472	77-0333728
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(IRS Employer Identification Number)

430 Cambridge Avenue, Suite 110
Palo Alto, California    94306
(Address of principal executive offices including zip code)

(650) 322-8108
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01.    Other Events

    In connection with the April 28, 2005 settlement of a court judgment in favor of its former and recently reappointed chief executive officer, Mali Kuo, Digital Video Systems, Inc. (the "Company") agreed that it would enter into binding arbitration with respect to three separate lawsuits pending in the Superior Court of California, County of Santa Clara involving Kent Yu, Oregon Power Lending Institution ("OPLI") and IDVD, Inc.

    On June 29, 2005, the Company, OPLI, IDVD and Kent Yu entered into a tentative settlement agreement (the "Proposed Agreement") pursuant to which the Company would issue a total of 743,000 shares of its common stock, along with warrants to acquire 215,000 shares of common stock, in return for the dismissal of all claims. Under the terms of the Proposed Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission registering the 743,000 shares of common stock and the 215,000 shares of common stock issuable upon exercise of the warrants. The warrants expire on December 30, 2005 and have an exercise price of $4.50 per share. The Proposed Agreement requires the approval of the Company's board of directors, which has not yet been obtained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL VIDEO SYSTEMS, INC.
By:	/s/ Mali Kuo Mali Kuo Chief Executive Officer

Date: July 7, 2005